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                                                                   EXHIBIT 99.B


TRANSFER OR ASSIGNMENT OF THIS NOTE IS RESTRICTED AS PROVIDED HEREIN. BY ITS ACCEPTANCE HEREOF, THE HOLDER AGREES NOT TO SELL OR TRANSFER THIS NOTE IN VIOLATION OF ANY APPLICABLE SECURITIES LAWS. PAYMENT UNDER THIS NOTE IS SUBJECT TO OFFSET AS PROVIDED HEREIN AND IN THE PURCHASE AGREEMENT REFERRED TO HEREIN.


                              BLUEGREEN CORPORATION
                                       and
                            BG/RDI ACQUISITION CORP.

                               9% PROMISSORY NOTE


$1,500,000                                                      October __, 1997

         FOR VALUE RECEIVED, Bluegreen Corporation, a Massachusetts corporation ("Bluegreen"), and BG/RDI Acquisition Corp., a Delaware corporation (collectively, the "Company"), hereby jointly and severally promise to pay to Randy L. Keim, Jeffrey J. Keim and David Bidgood, or order, the aggregate principal sum of One Million Five Hundred Thousand Dollars ($1,500,000), together with interest, at the rate set forth below and calculated and paid as described below, on the unpaid principal amount from the date hereof until the unpaid principal sum shall have been paid in full.

         This Note is issued pursuant to the terms of the Stock Purchase Agreement dated as of July 24, 1997 (the "Purchase Agreement") by and among the Company, Randy L. Keim, Jeffrey J. Keim, David Bidgood and certain other parties, as partial consideration for the purchase of the Shares. Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Purchase Agreement.

         1. Payments and Computations. The principal amount of this Note shall be payable as follows: (a) $250,000 on _________, 1998 (six months after the Closing Date), (b) $250,000 on ___________, 1998 (twelve months after the Closing Date) and (c) $1,000,000 on _________, 1999 (two years after the Closing
Date). Interest on the unpaid principal balance hereof (computed on the basis of a 365-day year) shall accrue at the rate of 9% per annum and shall be payable in arrears when principal payments are required to be made, and at maturity, provided that following the occurrence and during the continuance of an Event of Default, interest shall accrue at the rate of 13% per annum. Notwithstanding any other provision of this Note, in no event shall the amount payable by the Company as interest and premium on this Note exceed the highest lawful rate permissible under any law applicable hereto.

         In addition, if the Company shall fail to make any regularly scheduled payment (whether principal or interest) within 10 days of when due (i.e. this provision does not apply to any amount owed as a result of the acceleration of the Company's obligations under this Note), a late fee of five percent (5%) of such overdue payment will be charged. Notwithstanding anything herein to the contrary, no default interest shall accrue and no late fee shall be due with respect to any payment which is not made on a scheduled date as a result of any claim for indemnification made pursuant to the Purchase Agreement or the AmClub Agreement (including any unresolved claim made in good faith by the Company),







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whether or not it is ultimately determined that the Company is entitled to such indemnification.

         Payments of principal and interest hereon shall be made in lawful money of the United States of America. Unless otherwise agreed by the Company and the Stockholders, all payments and prepayments of principal of and interest on this Note shall be made to a client trust account with Weinstock & Scavo, P.C. at the address referred to in ss.16.1 of the Purchase Agreement. To the extent any payment owed hereunder shall be owed on a day which is not a business day, such payment shall be owed on the next business day.

         2. Prepayments. The Company may at any time prepay all or a portion of the unpaid principal amount of this Note without penalty or premium, together with all accrued but unpaid interest on the amount so prepaid to the date of prepayment.

         3. Covenants. Until the principal of and interest on this Note shall have been paid in full, the Company agrees that:

                  3.1      Information.

                           (a)      Within 120 days after the end of each fiscal
year of Bluegreen, Bluegreen will furnish to the holder the consolidated balance sheet of Bluegreen and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of earnings, stockholders' equity and cash flows for such fiscal year, which financial statements shall reflect the financial condition and results of operations of Bluegreen and its Subsidiaries, all in reasonable detail and accompanied by an opinion thereon of independent public accountants selected by Bluegreen.

                           (b)      Within 60 days after the end of each of the
first three fiscal quarters of Bluegreen, Bluegreen will furnish to the holder the unaudited consolidated balance sheet of Bluegreen and its Subsidiaries as of the end of such quarter and the related unaudited consolidated statement of earnings, stockholders' equity and cash flows for such quarter, which financial statements shall fairly reflect the financial condition and results of operations of Bluegreen and its Subsidiaries, shall be prepared in accordance with generally accepted accounting principles (except for the omission of footnotes and for normal year-end adjustments) consistently applied, shall be in reasonable detail and shall be signed by the principal financial officer of Bluegreen.

Bluegreen may satisfy its obligations under this Section 3.1 by delivering to the Agent within the applicable time periods copies of reports containing such information filed by Bluegreen pursuant to the Securities Exchange Act of 1934, as amended.

                  3.2 Sale of Business. Bluegreen will not sell all or substantially all of its assets or properties or consummate any merger or consolidation with any other entity without either prepaying the Note in full or the prior consent of the Agent, provided that Bluegreen may merge with a Subsidiary or any other entity so long as Bluegreen is the surviving person in the merger.

         4. Events of Default. The following defines, for all purposes of this Note, "Events of Default":

                  4.1 Bluegreen shall default in the payment of principal of or interest on this Note for more than 10 days after the same becomes due and payable, whether at maturity or at a date fixed for the payment of any installment or prepayment thereof or otherwise;



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                  4.2      Bluegreen shall default in the performance of or
compliance with any term contained in Section 3 hereof and such default is not cured within 30 days after notice thereof;

                  4.3 Bluegreen shall discontinue its business or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of or taking possession by a trustee, receiver or liquidator (or other similar official) of Bluegreen or any substantial part of the property of Bluegreen, or shall commence a case or have an order for relief entered against it under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or if Bluegreen shall take any action to dissolve or liquidate Bluegreen; or

                  4.4 If, within 90 days after the commencement against Bluegreen of a case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, such case shall have been consented to or shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company and such Subsidiary stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if within 90 days after the entry of a decree appointing a trustee, receiver or liquidator (or other similar official) of Bluegreen or any substantial part of the property of Bluegreen, such appointment shall have been vacated;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, at the option of the Agent, exercised by written notice to the Company, the principal of and accrued interest in respect of this Note shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company.

         In case of an Event of Default and the acceleration of the Company's obligations hereunder, the Company will pay to the holder hereof such further amount as shall be sufficient to cover the cost and expense of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No course of dealing and no delay on the part of the holder hereof in exercising any right shall operate as a waiver thereof or otherwise prejudice the holder hereof's rights. No right conferred hereby upon the holder hereof shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

         5. Notices. All communications under this Note shall be in writing and shall be sent prepaid by first class mail or recognized overnight delivery service to the respective addresses furnished by the holder and the Company.

         6. Waivers and Amendments. The provisions of this Note may be waived or amended with the approval of the Company and Agent.

         7. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to conflicts of laws principles.

         8. Restriction on Assignments. This Note (and the holder's rights to payment hereunder) may not be sold, assigned, transferred, pledged or otherwise disposed of, directly or indirectly, except with the written acknowledgment of the transferee delivered to the Company that such transferee takes subject to the terms hereof and that payments under this Note are subject to the set off rights referred to in Section 9.



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         9.       Setoff Rights. The holder hereof acknowledges and agrees by accepting this Note that amounts payable hereunder by the Company may be set off against amounts due to the Company under Article 12 of the Purchase Agreement and under the terms of the AmClub Agreement (whether or not such amounts are due by the holder hereof). If the Company determines to make a claim for indemnification and elects to set off obligations owed under this Note, it shall delay making any payment otherwise owed hereunder, notify the Agent in writing of its determination and, to the extent possible, make an estimate (in good faith and in its sole discretion) of the anticipated maximum potential exposure relating to such claim (the "Estimated Amount"). If a good faith determination cannot be made under the preceding sentence or the Estimated Amount exceeds the outstanding principal balance, then, during the pendency of the unresolved claim made by the Company, the Company shall not be obligated to make any payment (principal or interest) otherwise owed under this Note. If a good faith estimate can be made and the Estimated Amount is less than the outstanding principal, then, for purposes of determining any payments owed under this Note prior to such time as the claim is resolved, (a) the outstanding principal balance of this Note shall be reduced by the Estimated Amount, (b) interest payments shall be computed based on the outstanding principal balance reduced as provided in clause (a), and (c) any interest which would otherwise have been due on an earlier date shall be paid within 10 days after the date on which the determination of the Estimated Amount is made, it being understood that the Company shall have no obligation to make a payment of principal hereunder until the matter is finally resolved.

         When the final determination is made as to the indemnity claim, (a) the outstanding principal balance will be appropriately reduced (to the extent the claim is successful), (b) any interest in respect of outstanding principal shall be recomputed and, to the extent owed, paid based on the principal as adjusted,
(c) if any claim is not covered by the outstanding principal (as recomputed) no further payment shall be owed under this Note, (d) if the Agent received interest payments it should not have received based on the outstanding principal balance (as recomputed), the Stockholders shall, jointly and severally, promptly return the amount of the overpayment together with interest thereon from the date received at a rate of 9% per annum and (e) to the extent that, after giving effect to any set off provided for herein, the Company shall be obligated to make any payment hereunder which would otherwise have been due on an earlier date, the Company shall make such payment within 10 days after the date on which the set off occurs, provided that in no event shall the Company be required to pay any default interest or any late fee or be considered in default so long as such payment is made in such 10 day period. For purposes of satisfying the Stockholders' indemnification obligations (and any applicable cap set forth in the Purchase Agreement), only the amount of principal which is set off hereunder shall be included (i.e. foregone interest and any amounts returned under clause
(d) above shall not be considered payments made).

         It is understood that the Company may exercise its rights under this
Section 9 on multiple occasions and, to the extent multiple unresolved claims exist at the same time, the Estimated Amounts of all such claims shall be aggregated.

                                   * * * * * *






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         Executed as of the date first above written.



                                          BLUEGREEN CORPORATION



                                          By
                                             ---------------------------
                                                                 (Title)


                                          BG/RDI ACQUISITION CORP.



                                          By
                                             ---------------------------
                                                                 (Title)


















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